Exhibit 21.1

Baxalta Incorporated

List of Subsidiaries

The following entities are expected to be subsidiaries of Baxalta Incorporated upon completion of the distribution described in the information statement. Where ownership of a subsidiary is less than 100% by Baxalta Incorporated or a Baxalta Incorporated subsidiary, such has been noted by designating the percentage of ownership.

Domestic Subsidiary	Incorporation
Baxalta Export Corporation	Delaware
Baxalta Holdings LLC	Delaware
Baxalta Mexico Holding LLC	Delaware
Baxalta Singapore Holding LLC	Delaware
Baxalta US Inc.	Delaware
Baxalta World Trade LLC	Delaware
Baxalta Worldwide LLC	Delaware
BioLife Plasma LLC	Delaware
BioLife Plasma Services L.P.	Pennsylvania
Laboratorios Baxalta S.A.	Delaware

Foreign Subsidiary	Incorporation
Baxalta Australia Pty. Ltd.	Australia
Baxalta Belgium Manufacturing SA	Belgium
Baxalta Belgium SPRL	Belgium
Baxalta Biociencia Worldwide Ltda.	Brazil
Baxalta Canada Corporation	Canada
Baxalta Colombia S.A.S.	Colombia
Baxalta Czech spol s.r.o.	Czech Republic
Baxalta Bioscience s.r.o.	Czech Republic
Baxalta Denmark A/S	Denmark
Baxalta Deutschland GmbH	Germany
Baxalta Finland Oy	Finland
Baxalta France S.A.S.	France
Baxalta GmbH	Switzerland
Baxalta Holding B.V.	Netherlands
Baxalta Innovations GmbH	Austria
Baxalta Investments B.V.	Netherlands
Baxalta Ireland Financing Limited	Ireland
Baxalta Italy Holding S.r.l.	Italy
Baxalta Italy S.r.l.	Italy
Baxalta Japan Limited	Japan
Baxalta Korea Limited	Korea
Baxalta Manufacturing S.à r.l.	Switzerland
Baxalta Mexico, S. de R.L. de C.V.	Mexico
Baxalta Netherlands B.V.	Netherlands
Baxalta Netherlands Holding B.V.	Netherlands
Baxalta Netherlands Investments B.V.	Netherlands
Baxalta New Zealand Limited	New Zealand
Baxalta Norway AS	Norway
Baxalta Österreich GmbH	Austria
Baxalta Polska, sp z.o.o.	Poland
Baxalta Portugal, Unipessoal, Lda.	Portugal
Baxalta Recombinant S.à r.l.	Switzerland
Baxalta Schweiz AG	Switzerland
Baxalta Services Europe SPRL	Belgium
Baxalta Singapore Pte. Ltd.	Singapore
Baxalta Spain, S.L.	Spain
Baxalta Sweden AB	Sweden
Baxalta UK Holdco Limited	United Kingdom
Baxalta UK Investments Ltd.	United Kingdom
Baxalta UK Limited	United Kingdom
Baxalta, S. de R.L. de C.V.	Mexico

Baxter AG	Austria
Baxter Czech spol s.r.o.	Czech Republic	(1)
Baxter Manufacturing, S.p.A	Italy
Baxter Polska sp z.o.o.	Poland	(2)
Navillus Insurance Company, Ltd.	Ireland
SuppreMol GmbH	Germany

(1)	34.15% current ownership interest
(2)	23.73% current ownership interest